Exhibit 99.1
                                                                    ------------


[PARAGON LOGO]                                                              NEWS
              ------------------------------------------------------------------


FOR:                  PARAGON TECHNOLOGIES, INC.

CONTACTS:             Joel Hoffner, President and CEO
                      610-252-3205
                      610-252-3102 (Fax)
                      www.ptgamex.com


            PARAGON TECHNOLOGIES REPORTS IMPROVED SALES AND EARNINGS FROM CONTINUING OPERATIONS FOR THE SECOND QUARTER AND SIX MONTHS OF 2006

EASTON, PA -- August 8, 2006 -- Paragon Technologies, Inc. (AMEX:PTG), a leading supplier of "smart" material handling systems and "software-driven" warehouse and distribution center solutions, announced today results for the second quarter and six months ended June 30, 2006.

Second Quarter Results
----------------------
Second quarter 2006 results indicate that:
o Sales rose 29.3% to $4.8 million as compared to $3.7 million in the second quarter of 2005;
o Orders totaled $4.9 million as compared to $4.6 million in the second quarter of 2005;
o Backlog of orders increased 19.9% to $8.3 million as compared to $6.9 million at the end of 2005;
o Income from continuing operations rose to $171,000 as compared to a loss of $110,000 in the second quarter of 2005; and
o Earnings per share for continuing operations increased to $0.05 as compared to a loss of $0.03 per share in the second quarter of 2005.

Net income for the second quarter of 2006 was $171,000 or $0.05 basic earnings per share, compared to net income of $709,000 or $0.17 basic earnings per share in the second quarter of 2005. Net income for the second quarter of 2005 included income from discontinued operations of $819,000 from Ermanco. On August 5, 2005, the Company completed the sale of substantially all of the assets and liabilities of Ermanco.

Contributing to income from continuing operations for the second quarter ended June 30, 2006 as compared to the second quarter of 2005 was an increase in sales and gross profit of $1,094,000 and $618,000, respectively, and an increase of $87,000 in interest income attributable to the higher level of funds available for investment as a result of the cash proceeds from the sale of substantially all of the assets and liabilities of Ermanco.

The increase in sales was associated with a larger backlog of orders entering fiscal 2006 when compared to the backlog of orders entering fiscal 2005 and progress made on contracts received during the first half of 2006 in accordance with contract completion requirements.

Offsetting the favorable impact of the aforementioned items was an increase of $282,000 in selling, general and administrative expenses primarily aimed at bolstering the rate of new orders. These expenditures were primarily attributable to the addition of resources aimed at expanding the


                                     [MORE]

We Build Productivity                                          [SI SYSTEMS LOGO]
--------------------------------------------------------------------------------
 PARAGON TECHNOLOGIES, INC. o 600 Kuebler Road o Easton, PA 18040-9201
                       o 610.252.3205 o Fax 610.252.3102
                                 www.ptgamex.com
                                 ---------------

[PARAGON LOGO]                                                            Page 2
--------------------------------------------------------------------------------


customer base and an increase in salaries and fringe benefits; an increase in marketing expenses primarily associated with product promotion, marketing research, and participation in trade shows; an increase in product development costs; and an increase in professional fees and shareholder relations expenditures.

Development efforts during the second quarter of 2006 included DISPEN-SI-MATIC(R) software and LO-TOW(R) product enhancements which cost $60,000.

First Half Results
------------------
First half 2006 results indicate that:
o Sales rose 19.1% to $9.0 million as compared to $7.6 million in the first half of 2005;
o Orders totaled $10.4 million as compared to $9.9 million in the first half of 2005;
o Income from continuing operations rose to $172,000 as compared to a loss of $46,000 in the first half of 2005; and
o Earnings per share for continuing operations increased to $0.05 as compared to a loss of $0.01 per share in the first half of 2005.

Net income for the first half of 2006 was $172,000 or $0.05 basic earnings per share, compared to net income of $903,000 or $0.21 basic earnings per share in the first half of 2005. Net income for the first half of 2005 included income from discontinued operations of $949,000 from Ermanco.

Contributing to income from continuing operations for the first half of 2006 as compared to the first half of 2005 was an increase during the first half of 2006 in sales and gross profit of $1,448,000 and $813,000, respectively, an increase of $202,000 in interest income attributable to the higher level of funds available for investment as a result of the cash proceeds from the sale of substantially all of the assets and liabilities of Ermanco, and an income tax benefit of $43,000, primarily as a result of the reversal of accruals for the expiration of tax return statutes and tax-exempt interest on certain investments.

The increase in sales was associated with a larger backlog of orders entering fiscal 2006 when compared to the backlog of orders entering fiscal 2005 and progress made on contracts received during the first half of 2006 in accordance with contract completion requirements.

Offsetting the favorable impact of the aforementioned items was an increase of $617,000 in selling, general and administrative expenses primarily aimed at bolstering the rate of new orders. These expenditures were primarily attributable to the addition of resources aimed at expanding the customer base and an increase in salaries and fringe benefits; an increase in marketing expenses primarily associated with product promotion, marketing research, and participation in trade shows; an increase in product development costs; and an increase in professional fees and shareholder relations expenditures.

Development efforts during the first half of 2006 included DISPEN-SI-MATIC(R) software and hardware and LO-TOW(R) product enhancements which cost $216,000.

The Company ended the second quarter of 2006 with a current ratio of 3.86, while working capital approximates $15.0 million.

Joel Hoffner, Paragon's President and Chief Executive Officer, commented, "Selling, general and administrative expenses and product development costs have impacted our bottom line, but are in

[PARAGON LOGO]                                                            Page 3
--------------------------------------------------------------------------------


keeping with our long-term strategy to broaden our customer base and product offerings. The resultant increase in the level of sales achieved during the first half of 2006 as compared to the first half of 2005 is very gratifying as we are beginning to see positive results from our investments in marketing activities and sales resources. Our customer relationships and referrals provide a great platform as we continue to target active sectors of the marketplace."

During the first half of 2006, the Company repurchased 209,519 shares of common stock at a weighted average cost, including brokerage commissions, of $8.88 per share. Cash expenditures for the stock repurchases during that same period were $1,861,000.

Since the inception of the Company's existing stock repurchase program in August of 2004, the Company repurchased 1,068,319 shares of common stock, with cash expenditures of $10,268,000 as of June 30, 2006.

The Company is currently exploring various business strategies designed to enhance the value of the Company's assets for its stockholders. Additionally, we continue to evaluate and actively explore a range of possible options, including transactions intended to provide liquidity and maximize stockholder value, and consideration of the acquisition of complementary assets and/or businesses.

The Company will host a conference call to discuss these results on Tuesday, August 8, 2006 at 11:00 a.m. ET. To participate in the call, please dial 800-895-1713 and ask for the Paragon Technologies teleconference. Simultaneous with the conference call, an audio webcast of the call will be available via a link on the Paragon website, www.ptgamex.com.
                             ---------------

Paragon's SI Systems' Order Fulfillment and Production & Assembly technologies drive productivity at Fortune 1000 companies and the United States Government.


About Paragon Technologies
Paragon Technologies is a leader in integrating material handling systems and creating automated solutions for material flow applications. SI Systems' Production & Assembly and Order Fulfillment branded technologies and material handling solutions address unit assembly in manufacturing operations and order fulfillment applications. One of the top material handling systems suppliers worldwide, SI Systems leading clients have included the United States Postal Service, BMG, Peterbilt, Honda, CVS Pharmacy, Maybelline, and Walgreens.

                                      * * *


---------------------
Cautionary Statement. Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities and Exchange Commission rules, regulations and releases. Paragon intends that such forward-looking statements be subject to the safe harbors created hereby. Among other things, the forward-looking statements regard Paragon's earnings, liquidity, financial condition, review of strategic alternatives, and other matters. Words or phrases denoting the anticipated results of future events, such as "anticipate," "does not anticipate," "should help to," "believe," "estimate," "is positioned," "expects," "may," "will," "is expected," "should," "continue," and similar expressions that denote uncertainty, are intended to identify such forward-looking statements. Paragon's actual results, performance, or achievements could differ materially from the results expressed in, or implied by, such "forward-looking statements:" (1) as a result of factors over which Paragon has no control, including the strength of domestic and foreign economies, sales growth, competition, and certain cost increases; and (2) if the factors on which Paragon's conclusions are based do not conform to its expectations. Furthermore, achievement of the objectives of the Company following the sale of Ermanco is subject to risks associated with business disruption resulting from the announcement of the sale and other risks outlined in Paragon's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2005 and the most recent quarterly report on Form 10-Q for the quarter ended March 31, 2006..

     This press release and prior releases are available at www.ptgamex.com.
                                                            ---------------

[PARAGON LOGO]                                                            Page 4
--------------------------------------------------------------------------------


                           Paragon Technologies, Inc.
                          Summary Financial Information
              Selected Financial Data -- Balance Sheets (UNAUDITED)
                    (In Thousands, Except Ratio Information)

----------------------------------------------------------------------------------------------------------
                                                             June 30, 2006            December 31, 2005
----------------------------------------------------------------------------------------------------------
Cash and cash equivalents........................              $   2,804                       687
Short-term investments...........................                 13,000                    16,710
                                                        ------------------------    ----------------------
   Total cash and cash equivalents
     and short-term investments..................              $  15,804                    17,397
                                                        ------------------------    ----------------------
Trade receivables................................              $   2,042                     2,029
Inventories......................................              $     577                       344
Current assets...................................              $  20,256                    22,134
Current liabilities..............................                  5,242                     5,337
                                                        ------------------------    ----------------------
   Working capital...............................              $  15,014                    16,797
                                                        ------------------------    ----------------------
Current ratio....................................                   3.86                      4.15
Total assets.....................................              $  20,747                    22,596
Total stockholders' equity.......................              $  15,395                    17,066
----------------------------------------------------------------------------------------------------------


                           Paragon Technologies, Inc.
                          Summary Financial Information
         Selected Financial Data -- Statements of Operations (UNAUDITED)
                  (In Thousands, Except Per Share Information)

----------------------------------------------------------------------------------------------------------
                                               Second Quarter Ended                Six Months Ended
                                                     June 30,                          June 30,
                                           ------------------------------    ------------------------------
                                               2006             2005             2006             2005
                                           -------------    -------------    -------------    -------------
Net sales.............................        $ 4,823           3,729            9,043            7,595
                                           =============    =============    =============    =============

Income (loss) from continuing
  operations before income taxes......        $   214            (179)             129              (76)
Income tax expense (benefit)..........             43             (69)             (43)             (30)
                                           -------------    -------------    -------------    -------------
Income (loss) from continuing
  operations..........................            171            (110)             172              (46)

Income from discontinued
  operations, net of income taxes.....              -             819                -              949
                                           -------------    -------------    -------------    -------------
Net income ...........................        $   171             709              172              903
                                           =============    =============    =============    =============

Basic earnings (loss) per share:
Income (loss) from continuing
  operations..........................        $   .05            (.03)             .05             (.01)
Income from discontinued
  operations..........................              -             .20                -              .22
                                           -------------    -------------    -------------    -------------
Net income............................        $   .05             .17              .05              .21
                                           =============    =============    =============    =============

Diluted earnings (loss) per share:
Income (loss) from continuing
  operations..........................        $   .05            (.03)             .05             (.01)
Income from discontinued
  operations..........................              -             .19                -              .22
                                           -------------    -------------    -------------    -------------
Net income ...........................        $   .05             .16              .05              .21
                                           =============    =============    =============    =============
-----------------------------------------------------------------------------------------------------------

[PARAGON LOGO]                                                            Page 5
--------------------------------------------------------------------------------


                           Paragon Technologies, Inc.
                       Supplemental Financial Information
          Reconciliation of Income (Loss) From Continuing Operations to
                        EBITDA From Continuing Operations
                                 (In Thousands)

-----------------------------------------------------------------------------------------------------------
                                               Second Quarter Ended                Six Months Ended
                                                     June 30,                          June 30,
                                           ------------------------------    ------------------------------
                                               2006             2005             2006             2005
                                           -------------    -------------    -------------    -------------
Income (loss) from continuing
  operations..........................        $   171            (110)             172              (46)
Add: Income tax expense (benefit).....             43             (69)             (43)             (30)
                                           -------------    -------------    -------------    -------------
Income (loss) from continuing
  operations before income taxes......            214            (179)             129              (76)
Add: Interest expense.................              -               -                1                1
Add: Depreciation and
  amortization expense................             24              20               47               42
                                           -------------    -------------    -------------    -------------
EBITDA from continuing
  operations..........................        $   238            (159)             177              (33)
                                           =============    =============    =============    =============
 ----------------------------------------------------------------------------------------------------------